Exhibit 32.2

              Section 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Debra A. DiMaria, Corporate Secretary and Chief Financial and Accounting Officer of Proginet Corporation, (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. the Quarterly Report on Form 10-QSB of the Company for the nine months ended April 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C.78m or 78o(d)); and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 1, 2004

                             /s/ Debra A. DiMaria
                             -------------------------------------
                             Debra A. DiMaria
                             Chief Financial Officer and Corporate Secretary


This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except as otherwise stated in such filing. A signed original of the written statement required by Rule 13a - 14(a) of the Rules and Regulations under the Exchange Act has been provided to Proginet Corporation and will be retained by Proginet Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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